Exhibit 10.9

AGREEMENT OF TERMINATION

This AGREEMENT OF TERMINATION (the “Termination”) is made, entered into and effective as of June 30, 2005, by and between Stephen A. Wynn (“Mr. Wynn”) and Wynn Las Vegas, LLC, a Nevada limited liability company (“Wynn Las Vegas”).

RECITALS

WHEREAS, Mr. Wynn and Wynn Las Vegas entered into that certain Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004 (the “Agreement”); and

WHEREAS, the parties hereto desire to terminate the Agreement, including, without limitation, all rights and obligations thereunder.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Wynn and Wynn Las Vegas hereby declare and agree that the Agreement is hereby terminated, extinguished and of no further force or effect from this date forward.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the undersigned have set forth their hands on the day and year first above mentioned.

“Mr. Wynn”:

/s/ Stephen A. Wynn
Stephen A. Wynn

“Wynn Las Vegas”:

Wynn Las Vegas, LLC,
a Nevada limited liability company

By:	Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

	By:	Wynn Resorts, Limited,
a Nevada corporation,
its sole member

		By:	/s/ Marc D. Schorr
Marc D. Schorr, Chief Operating Officer

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